EXHIBIT 5.2







                SERIES F CUMULATIVE REDEEMABLE                           EQUITY
 PREFERRED SHARES OF BENEFICIAL INTEREST,
        RESIDENTIAL PROPERTIES TRUST
          PAR VALUE $.01 PER SHARE
 ORGANIZED UNDER THE LAWS OF THE STATE OF MARYLAND
         (LIQUIDATION PREFERENCE EQUAL TO
                                $25.00 PER SHARE)
                      THIS CERTIFICATE IS TRANSFERABLE
                        IN BOSTON, MA OR NEW YORK, NY
                              CUSIP __________
                           SEE REVERSE FOR CERTAIN
                        RESTRICTIONS AND DEFINITIONS

 Number
          This certifies that







           is the owner of

           FULLY PAID AND NONASSESSABLE PREFERRED SHARES OF BENEFICIAL INTEREST, PAR VALUE $.01 PER SHARE ("PREFER1RED SHARES") IN
 Equity Residential Properties Trust, a real estate investment trust formed under the laws of the State of Maryland, which Preferred Shares are held subject to the Declaration of Trust and Bylaws of the Trust and any amendments thereto. Such Declaration of Trust is filed and on record with the State Department of Assessments and Taxation of Maryland.

    The holder hereof has no interest, legal or equitable, in any specific property of the Trust and no transfer of this Certificate will be effective until this Certificate has been surrendered to the offices of the Transfer Agent and the transfer recorded in the books of the Registrar. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

    Witness the facsimile seal of the Trust and the facsimile signatures of its duly authorized officers.

           Dated:
           Countersigned and Registered:
                   THE FIRST NATIONAL BANK OF BOSTON
           By:                                          Transfer Agent
                                                        and Registrar





                          Authorized Signature              SECRETARY
 PRESIDENT



 SEAL

                         EQUITY RESIDENTIAL PROPERTIES TRUST
                                  IMPORTANT NOTICE

 THE DECLARATION OF TRUST ON FILE IN THE OFFICE OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND SETS FORTH A FULL STATEMENT OF (A) ALL OF THE DESIGNATIONS, PREFERENCES, AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION, AND OTHER RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OF SHARES AUTHORIZED TO BE ISSUED AND (B) THE AUTHORITY OF THE BOARD OF TRUSTEES TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, THE DIFFERENCES IN RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT THEY HAVE BEEN SET AND THE AUTHORITY OF THE BOARD OF TRUSTEES TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SERIES OF PREFERRED SHARES OF BENEFICIAL INTEREST. THE TRUST WILL FURNISH TO ANY SHAREHOLDER, ON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 8-203(d) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE TRUST AT ITS PRINCIPAL OFFICE OR TO THE TRANSFER AGENT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP FOR THE PURPOSE OF FACILITATING THE TRUST'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE DECLARATION OF TRUST OF THE TRUST, NO PERSON (UNLESS SUCH PERSON IS AN EXCEPTED PERSON) MAY DIRECTLY OR INDIRECTLY OWN COMMON SHARES AND/OR PREFERRED SHARES IN EXCESS OF THAT NUMBER OF SHARES WHICH EQUALS THE LESSER OF 5% (OR SUCH GREATER PERCENTAGE AS MAY BE DETERMINED BY THE BOARD OF TRUSTEES OF THE TRUST) OF (A) THE NUMBER OF OUTSTANDING EQUITY SHARES OF THE TRUST AND (B) THE VALUE OF OUTSTANDING EQUITY SHARES OF THE TRUST. ANY PERSON WHO ATTEMPTS OR PROPOSES TO DIRECTLY OR INDIRECTLY OWN COMMON SHARES AND/OR PREFERRED SHARES IN EXCESS OF THE ABOVE LIMITATIONS MUST NOTIFY THE TRUST IN WRITING AT LEAST 15 DAYS PRIOR TO SUCH PROPOSED OR ATTEMPTED TRANSFER. ALL ITALICIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE DECLARATION OF TRUST OF THE TRUST, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS. IF THE RESTRICTIONS ON OWNERSHIP ARE VIOLATED, THE SECURITIES REPRESENTED HEREBY WILL BE DESIGNATED AND TREATED AS EXCESS SHARES PURSUANT TO THE DECLARATION OF TRUST OF THE TRUST.


    The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

    TEN COM   - as tenants in common                                     UNIF
 GIFT MIN ACT -



    TEN ENT   - as tenants by the entireties     (Cust)          (Minor)

    JT TEN    - as tenants with the right
                of survivorship and not as
    under Uniform Gifts to Minors Act
                tenants in common

                    (State)

                                                                         UNIF
 TRF MIN ACT  -


                      (Cust)          (Minor)


            (until age ___) under Uniform Transfers to Minors Act


                    (State)

                         Additional abbreviations may also be used though not in the above list.


                                                       ASSIGNMENT


    For Value Received,    hereby sell, assign and transfer unto

    PLEASE INSERT SOCIAL SECURITY OR OTHER
        IDENTIFYING NUMBER OF ASSIGNEE




                              PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
 INCLUDING POSTAL ZIP CODE OF ASSIGNEE





    Series F Cumulative Redeemable Preferred Shares of Beneficial Interest represented by the within Certificate, and do hereby irrevocably constitute and appoint attorney

    to transfer the said shares on the books of the within named Trust with full power of substitution in the premises.

    Dated





                                  Signature Guarantee